SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 1995



                        HUTTON/CONAM REALTY INVESTORS 4
             (Exact name of registrant as specified in its charter)



      California                     0-13329                  11-26845746
(State or other jurisdiction       (Commission                (IRS Employer
   of incorporation)               File Number)            Identification No.)



3 World Financial Center, 29th Floor New York, NY
ATTN: Andre Anderson                                              10285
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code (212) 526-3237


Item 2. Disposition of Assets:

On July 20, 1995, Hutton/Conam Realty Investors 4 (the "Partnership") closed on the sale of Trails at Meadowlakes and Cypress Lakes (the "Properties"). Trails at Meadowlakes and Cypress Lakes sold for $8,940,000 and $8,825,000, respectively to an institutional buyer (the "Buyer"), which is unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a gain on sale for Trails at Meadowlakes and Cypress Lakes of approximately $1,961,000 and $894,000 respectively, which will be reflected in the Partnership's statement of operations for the period ending September 30, 1995. The General Partners intend to distribute most if not all of the net sale proceeds from the Properties in the third quarter of 1995.


Item 7. Financial Statements and Exhibits:

		(a)	Financial statement of businesses acquired.

			Not applicable

		(b)	Pro forma financial information.

                        The Partnership is currently unable to provide complete proforma financial information required as a result of the above transaction. This financial information will be included in an amendment to this Form 8-K which will be filed as soon as practicable, but no later than 60 days after the due date hereof.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			HUTTON/CONAM REALTY INVESTORS 4
			Registrant

		By:	RI 3-4 Real Estate Services, Inc.
			General Partner


                        By: /s/ Paul L. Abbott           Date: August 4, 1995

			Name:   Paul L. Abbott
                        Title:  Director, President,
                                Chief Executive Officer
                                and Chief Financial Officer